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                                                 EXHIBIT (4)(i)

  ACTION BY THE GENERAL PARTNER OF PACIFICORP DELAWARE, L.P.
    CREATING THE CUMULATIVE ADJUSTABLE RATE MONTHLY INCOME
                PREFERRED SECURITIES, SERIES A


          Pursuant to Section 6.2 of the Amended and Restated Agreement of Limited Partnership, dated as of _______________, 1994 (as amended from time to time, the "Partnership
                                         ___________
Agreement"), PacifiCorp, an Oregon corporation, as general
_________
partner (the "General Partner") of PacifiCorp Delaware, L.P.
              _______________
(the "Partnership"), desiring to establish the number, voting
      ___________
powers, designation, preferences, participation, optional or other special rights and the qualifications, limitations, or restrictions of, and other matters relating to, an initial series of Preferred Securities, hereby authorizes and establishes such new series of Preferred Securities according to the following terms and conditions (each capitalized term used but not defined herein shall have the meaning set forth in the Partnership Agreement):

          (a)  Designation.  ________________ (_______)
               ___________
Preferred Securities, liquidation preference $25 per Preferred
Security, are hereby designated as "Cumulative Adjustable Rate
Monthly Income Preferred Securities, Series A" (hereinafter
called the "Series A Preferred Securities").
            _____________________________

          (b)  Dividends.
               _________

               (i) The Limited Partners who hold the Series A Preferred Securities shall be entitled to receive, when, as and if available and determined to be so distributed by the General Partner (the General Partner's discretion to be subject to paragraph (b)(ii)), cumulative cash
                   _________________
     Dividends accruing from the date of original issue and payable in United States dollars monthly in arrears on the last day of each calendar month of each year, commencing _______________, 1994. The amount of Dividends payable for any period will be calculated on the basis of a 360-day year of twelve 30-day months. The Dividend rate will be adjusted quarterly. The rate for the initial period from the date of initial issuance to _____________, 1994 will be _____% per annum. Thereafter, Dividends on the Series A Preferred Securities will be payable at the "Applicable Rate" (as defined below) from time to time in
      _______________
     effect. Such Dividends will accrue and be cumulative whether or not they have been declared and whether or not there are funds of the Partnership legally available for the payment of Dividends. Dividends on the Series A Preferred Securities shall be cumulative from the date of
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     original issue, and the cumulative portion from such date
     to _______, 1994 shall be payable on _______, 1994.  In
     the event that any date on which Dividends are payable on the Series A Preferred Securities is not a Business Day, then payment of the Dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Accrued and unpaid Dividends will bear interest after the Dividend payment date therefor at the rate per annum equal to the Dividend rate during the period of arrearage.

                    (A)  Except as provided below in this
          paragraph, the "Applicable Rate" for any quarter (other than the initial period) will be equal to ____% of the Effective Rate (as defined below), but not less than ____% per annum nor more than ____% per annum. The "Effective Rate" for any quarter will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such quarter. The Applicable Rate will be rounded to the nearest five hundredths of a percent. In the event that the Partnership determines in good faith that for any reason:

                         (x)  any one of the Treasury Bill
               Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any quarter, then the Effective Rate for such quarter will be equal to the higher of whichever two of such rates can be so determined.

                         (y)  only one of the Treasury Bill
               Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for such quarter will be equal to whichever such rate can be so determined; or

                         (z)  none of the Treasury Bill Rate,
               the Ten Year Constant Maturity Rate and the
               Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for the preceding quarter will be continued for such quarter.

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                    (B)  Except as described below in this
          paragraph, the "Treasury Bill Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum secondary market discount rate during any such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Partnership. In the event that a per annum secondary market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board, or if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Partnership. In the event that the Partnership determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as

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          chosen and quoted daily for each business day in New
          York City (or less frequently if daily quotations are not generally available) to the Partnership by at least three recognized dealers in U.S. Government securities selected by the Partnership. In the event that the Partnership determines in good faith that for any reason the Partnership cannot determine the Treasury Bill Rate for any quarter as provided above in this paragraph, the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rate based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Partnership by at least three recognized dealers in U.S. Government securities selected by the Partnership.

                    (C)  Except as described below in this
          paragraph, the "Ten Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Partnership. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by the Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar

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          Period) for all of the actively traded marketable
          U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Partnership. In the event that the Partnership determines in good faith that for any reason the Partnership cannot determine the Ten Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Partnership by at least three recognized dealers in U.S. Government securities selected by the Partnership.

                    (D)  Except as described below in this
          paragraph, the "Thirty Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Partnership. In the event that a per annum Thirty Year Average Yield is not published by the Federal

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          Reserve Board or by any Federal Reserve Bank or by
          any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Partnership. In the event that the Partnership determines in good faith that for any reason the Partnership cannot determine the Thirty Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty-two years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Partnership by at least three recognized dealers in U.S. Government securities selected by the Partnership.

                    (E)  The Treasury Bill Rate, the Ten Year
          Constant Maturity Rate and the Thirty Year Constant
          Maturity Rate will each be rounded to the nearest one hundredth of a percent.

                    (F)  The Applicable Rate with respect to
          each quarter (other than the initial period) will be calculated as promptly as practicable by the Partnership according to the appropriate method described above. The Partnership will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the quarter to which it applies and will cause notice of such Applicable Rate to be given to the securities depository for the Series A Preferred Securities, which currently is DTC.

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                    (G)  As used above, the term "Calendar
                                                  ________
          Period" means a period of fourteen calendar days; the
          ______
          term "Federal Reserve Board" means the Board of
                _____________________
          Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at
           __________________
          the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to
           ______________________
          maturity for actively traded marketable U.S. Treasury fixed interest rate securities adjusted to constant maturities of ten years; and the term "Thirty Year
                                                 ___________
          Average Yield" means the average yield to maturity
          _____________
          for actively traded marketable U.S. Treasury fixed interest rate securities adjusted to constant maturities of thirty years.

              (ii)  Dividends on the Series A Preferred
     Securities must be paid on the date such Dividends are payable to the extent that the Partnership has, on the date such Dividends are payable, (x) funds legally available for the payment of such Dividends and (y) cash on hand sufficient to permit such payments. Dividends will be payable to the Preferred Security Holders as they appear on the books and records of the Partnership on the relevant record dates, which, as long as the Series A Preferred Securities remain in book-entry-only form, will be one Business Day prior to the relevant payment dates. In the event the Series A Preferred Securities shall not continue to remain in book-entry-only form, the General Partner shall have the right to select relevant record dates which shall be more than one Business Day prior to the relevant payment dates.

             (iii)  The Partnership shall not:

                    (A)  pay, or set aside for payment, any
          Dividends with respect to any other Preferred Securities unless the amount of any Dividends declared on such other Preferred Securities is paid on such other Preferred Securities and the Series A Preferred Securities on a pro rata basis on the date such Dividends are paid on such other Preferred Securities, so that

                         (x)  the aggregate amount of Dividends
               paid on the Series A Preferred Securities bears to the aggregate amount of Dividends paid on such other Preferred Securities the same ratio as

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                         (y)  the aggregate of all accrued and
               unpaid Dividends in respect of the Series A
               Preferred Securities bears to the aggregate of all accrued and unpaid Dividends in respect of such other Preferred Securities; or

                    (B)  redeem, purchase or otherwise acquire
          any other Preferred Securities;

until, in the case of clauses (A) and (B), such time as all accrued and unpaid Dividends on the Series A Preferred Securities shall have been paid in full for all Dividend periods terminating on or prior to, in the case of clause (A), such payment and, in the case of clause (B), the date of such redemption, purchase or acquisition.

          (c)  Redemption; Tax Event Distribution.
               __________________________________

               (i)  The Series A Preferred Securities are
     redeemable, at the option of the Partnership, in whole or in part from time to time, on or after ________, 1999, upon not less than 30 nor more than 60 days' notice, at the Redemption Price (as hereinafter defined). If a partial redemption would result in a delisting of the Series A Preferred Securities, the Partnership may only redeem the Series A Preferred Securities in whole.

              (ii) Upon any redemption or repayment of the ___% Deferrable Interest Junior Subordinated Debentures, Series A, due 2034 issued by PacifiCorp ("Series A Junior
                                               _______________
     Subordinated Debentures") at maturity or earlier, the
     _______________________
     proceeds from such redemption or repayment shall be applied to redeem the Series A Preferred Securities, in whole or in part, at the redemption price of $25 per Preferred Security plus accumulated and unpaid Dividends (whether or not declared) to the date fixed for redemption (the "Redemption Price") upon not less than 30 nor more
           ________________
     than 60 days' notice.

             (iii)  If a Tax Event shall occur and be
     continuing, the General Partner shall dissolve the Partnership and, subject to Section 11.4 of the
                                 ____________
     Partnership Agreement, cause to be distributed to Series A Preferred Security Holders in liquidation of the Partnership, within 90 days following the occurrence of such Tax Event, Series A Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference of the outstanding Series A Preference Securities and with accrued and unpaid interest in an amount equal to any unpaid Dividends on the Series A Preferred Securities; provided, however, that (A) the Partnership shall be required to obtain an opinion of

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     counsel (which may be regular tax counsel to PacifiCorp or an Affiliate, but not an employee thereof) to the effect that the holders of the Series A Preferred Securities will not recognize any gain or loss for federal income tax purposes as a result of such dissolution and distribution of Series A Junior Subordinated Debentures and (B) the General Partner may elect to cause the Series A Preferred Securities to remain outstanding.

          After the date fixed for any distribution of Series A Junior Subordinated Debentures upon dissolution of the Partnership, (i) the Series A Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record Holder of the Series A Preferred Securities, will return the registered global certificate or certificates representing the Series A Preferred Securities and will receive a registered global certificate or certificates representing the Series A Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Series A Preferred Securities not held by DTC or its nominee will be deemed to represent Series A Junior Subordinated Debentures having a principal amount and accrued and unpaid interest equal to the aggregate of the stated liquidation preference of, and accrued and unpaid Dividends on, such Series A Preferred Securities until such certificates are presented to the General Partner or its agent for transfer or reissuance.

          (d)  Redemption Procedures.
               _____________________

               (i)  Notice of any redemption (a "Notice of
                                                 _________
     Redemption") of the Series A Preferred Securities will be
     __________
     given by the Partnership by mail to each record Holder to be redeemed not fewer than 30 nor more than 60 days prior to the date fixed for redemption thereof. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this paragraph (d)(i),
                                              ________________
     a Notice of Redemption shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Preferred Security Holders who hold Series A Preferred Securities. Each Notice of Redemption shall be addressed to the Preferred Security Holders who hold Series A Preferred Securities at the address of the Holder appearing in the books and records of the Partnership. No defect in the Notice of Redemption or in the mailing thereof or publication of its contents shall affect the validity of the redemption proceedings.

              (ii)  In the event that fewer than all the
     outstanding Series A Preferred Securities are to be
     redeemed, the Series A Preferred Securities to be redeemed in the case of a redemption pursuant to paragraph (c)(i)
                                             ________________
     will be selected in accordance with paragraph
                                         _________

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     (d)(iv) hereof.  The Partnership may not redeem fewer than
     _______
     all the outstanding Series A Preferred Securities unless all accrued and unpaid Dividends have been paid on all Series A Preferred Securities for all monthly Dividend periods terminating on or prior to the date of redemption.

             (iii)  If the Partnership gives a Notice of
     Redemption in respect of Series A Preferred Securities, then, (A) by 12:00 noon, New York time, on the redemption date in the case of Clauses (I) and (II) below or
                         ___________     ____
     (B) prior to the close of business on the Business Day immediately preceding the redemption date in the case of Clause (III) below, the Partnership will irrevocably
     ____________
     deposit with (I) DTC, if DTC is the Clearing Agency on the date such Notice of Redemption is given, (II) such other Person which is the Clearing Agency on the date such Notice of Redemption is given or (III) if there is no Clearing Agency with respect to the Preferred Securities on the date such Notice of Redemption is given, the Paying Agent or Paying Agents appointed by the General Partner pursuant to Section 10.7 of the Partnership Agreement,
                 ____________
     funds sufficient to pay the applicable Redemption Price and will give DTC, such other Clearing Agency or the Paying Agent or Paying Agents, as the case may be, irrevocable instructions and authority to pay the Redemption Price to the Holders of the Series A Preferred Securities. If Notice of Redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the Preferred Security Holders who hold such Series A Preferred Securities so called for redemption will cease, except the right of the Holders of such securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Series A Preferred Securities is improperly withheld or refused and not paid either by the Partnership or by PacifiCorp pursuant to the Guarantee, Dividends on such Series A Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

              (iv)  Redemption notices shall be sent to
     (A) Cede & Co. or any successor nominee of DTC, in either

                              10
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     case so long as DTC is the Clearing Agency, (B) the
     nominee of any Clearing Agency other than DTC or (C) any Paying Agent or Paying Agents appointed by the General Partner pursuant to Section 10.7 of the Partnership
                         ____________
     Agreement. If less than all of the Series A Preferred Securities are being redeemed, interests to be redeemed shall be determined as follows: (x) in accordance with DTC's practice, so long as DTC is the Clearing Agency,
     (y) in accordance with the practice of any other Clearing Agency or (z) if, at the time such redemption notice is sent, there is no Clearing Agency, the Paying Agent or Paying Agents shall select, by lot or in such other manner as the Paying Agent or Paying Agents shall deem appropriate and fair, in their discretion, the Preferred Securities to be redeemed.

          (e)  Liquidation Distribution.  In the event of any
               ________________________
voluntary or involuntary dissolution, winding up or termination of the Partnership, Preferred Security Holders who hold the Series A Preferred Securities at the time will be entitled to receive out of the assets of the Partnership available for distribution to Partners after satisfaction of liabilities of creditors as required by the Act, before any distribution of assets is made to the General Partner, but together with the Holders of every other series of Preferred Securities outstanding, if any, an amount equal to, in the case of Holders of Series A Preferred Securities, the aggregate of the stated liquidation preference of $25 per Preferred Security and accrued and unpaid Dividends thereon (whether or not declared) to the date of payment (the "Liquidation Distribution"), unless
                             ________________________
in connection with such dissolution, winding up or termination, Series A Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate of the stated liquidation preference of $25 per Preferred Security of all Series A Preferred Securities then outstanding with accrued and unpaid interest in an amount equal to any unpaid Dividends on the Series A Preferred Securities have been distributed on a pro rata basis to the Holders of the Series A Preferred Securities.

          If, upon any such liquidation, the Liquidation Distribution can be paid only in part because the Partnership has insufficient assets available to pay in full the aggregate Liquidation Distribution and the aggregate maximum liquidation distributions on any other series of Preferred Securities, then the amounts payable directly by the Partnership on the Series A Preferred Securities and on such other series of Preferred Securities shall be paid on a pro rata basis, so that

               (i) the aggregate amount paid in respect of the Liquidation Distribution bears to the aggregate amount paid as liquidation distributions on such other series of Preferred Securities the same ratio as

                              11
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              (ii)  the aggregate Liquidation Distribution
     bears to the aggregate maximum liquidation distributions on such other series of Preferred Securities.

          (f)  Voting Rights.  If (i) the Partnership fails to
               _____________
pay Dividends in full on the Series A Preferred Securities for 18 consecutive monthly Dividend periods, (ii) an event of default occurs and is continuing on the Series A Junior Subordinated Debentures or (iii) PacifiCorp is in default on any of its payment or other obligations under the Guarantee, then the Holders of the Series A Preferred Securities, together with the Holders of any other series of Preferred Securities having the right to vote for the appointment of a Special Representative in such event, acting as a single class, will be entitled by the majority vote of such Holders to appoint and authorize a Special Representative to enforce the Partnership's creditor rights under the Junior Subordinated Debentures, enforce the rights of the Series A Preferred Security Holders under the Guarantee and enforce the rights of the Preferred Security Holders to receive Dividends on Preferred Securities, PacifiCorp agreeing to execute and deliver such documents as may be necessary, appropriate or convenient for the Special Representative to enforce such rights and obligations.

          In furtherance of the foregoing, and without limiting the powers of any Special Representative so appointed and for the avoidance of any doubt concerning the powers of the Special Representative, any Special Representative, in its own name and as Special Representative of the Partnership, may institute a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce the Partnership's rights directly against PacifiCorp, or any other obligor in connection with such obligations on behalf of the Partnership, and may prosecute such proceeding to judgment or final decree, and enforce the same against PacifiCorp or any other obligor in connection with such obligations and collect, out of the property, wherever situated, of PacifiCorp or any such other obligor upon such obligations, the monies adjudged or decreed to be payable in the manner provided by law. The Special Representative shall not be admitted as a partner in the Partnership or otherwise be deemed to be a partner in the Partnership and shall have no liability for the debts, obligations or liabilities of the Partnership.

          For purposes of determining whether the Partnership has failed to pay Dividends in full for 18 consecutive monthly Dividend periods, Dividends shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative Dividends have been or contemporaneously are declared and paid with respect to all monthly Dividend periods terminating on or prior to the date of payment of such full

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
cumulative Dividends. Not later than 30 days after such right to appoint a Special Representative arises, the General Partner will convene a meeting for the purpose of appointing a Special Representative. If the General Partner fails to convene such meeting within such 30-day period, the Holders of 10% in liquidation preference of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of
Section 12.3 of the Partnership Agreement relating to the
____________
convening and conduct of meetings of the Partners will apply with respect to any such meeting. Any Special Representative so appointed shall cease to be a representative of the Partnership and the Limited Partners if the Partnership (or PacifiCorp pursuant to the Guarantee) shall have paid in full all accumulated and unpaid Dividends on the Preferred Securities or such default or breach, as the case may be, shall have been cured, and PacifiCorp, as the general partner of the Partnership, is hereby authorized to and shall continue the business of the Partnership without dissolution. Notwithstanding the appointment of any such Special Representative, PacifiCorp retains all rights under the Indenture, including the right to extend the interest payment period and shall continue to be a general partner in the Partnership.

          If any proposed amendment of this Action provides for, or the General Partner otherwise proposes to effect (pursuant to an Action or otherwise), (x) any action which would adversely affect the powers, preferences or special rights of the Series A Preferred Securities, whether by way of amendment of this Action or otherwise (including, without limitation, the authorization or issuance of any interests ranking, as to participation in the profits and Dividends or in the assets of the Partnership, senior or junior to the Series A Preferred Securities), or (y) the dissolution, winding up or termination of the Partnership, other than (A) a dissolution, winding up or termination in connection with which the Partnership distributes the Series A Junior Subordinated Debentures to the Series A Security Holders upon the occurrence of a Tax Event or (B) as described in paragraph (g) below, then
                                      _____________
the Series A Preferred Security Holders will be entitled to vote on such amendment or proposal of the General Partner (but not on any other amendment or proposal) as a class with all other Holders of Preferred Securities similarly affected, and such amendment or proposal shall not be effective except with the approval of Holders of 66-2/3% in liquidation preference of such outstanding Preferred Securities having a right to vote on the matter; provided, however, that no such approval shall be
            ________  _______
required if the dissolution, winding up or termination of the Partnership is proposed or initiated pursuant to Section 11.2

                                                 ____________
of the Partnership Agreement or upon the initiation of proceedings, or after proceedings have been initiated, for the dissolution, winding up or termination of PacifiCorp.

          The rights attached to the Series A Preferred Securities will be deemed not to be [materially] adversely affected by the creation or issue of, and no vote will be required for the creation of, any further Preferred Securities ranking pari passu with the Series A Preferred Securities with regard to participation in the profits and Dividends or in the assets of the Partnership.

          Any required approval of Holders of Series A
Preferred Securities may be given at a separate meeting of such Holders convened for such purpose, at a meeting of all of the Partners or pursuant to written consent. The Partnership will cause a notice of any meeting at which Limited Partners holding Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of Series A Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any matter on which such Holders are entitled to vote or upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. No vote or consent of the Holders of Series A Preferred Securities will be required for the Partnership to redeem and cancel Series A Preferred Securities in accordance with this Action.

          Notwithstanding that Holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities and any other series of Preferred Securities that are entitled to vote or consent with such Series A Preferred Securities as a single class at such time that are owned by PacifiCorp or any Person owned more than 50% by PacifiCorp, either directly or indirectly, shall not be entitled to vote or consent and shall, for the purposes of such vote or consent, be treated as if they were not outstanding.

          (g)  Mergers.  The Partnership shall not consolidate,
               _______
amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except as described below. The Partnership may, without the consent of the Holders of the Series A Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by a limited partnership, a limited liability company or a trust organized as such under the laws of any state of the United States of America; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Partnership under the Series A Preferred Securities or (y) substitutes for the
Series A Preferred Securities other securities having substantially the same terms as the Series A Preferred Securities (the "Successor Securities") so long as the
                 ____________________
Successor Securities rank, with respect to participation in the profits and Dividends or in the assets of the successor entity, at least as high as the Series A Preferred Securities rank with respect to participation in the profits and Dividends or in the assets of the Partnership, (ii) PacifiCorp expressly acknowledges such successor entity as the Holder of the Series A Junior Subordinated Debentures, (iii) the Series A Preferred Securities or the Successor Securities are listed, or will be listed on notification of issuance, on any national securities exchange or other organization on which the Series A Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause the Series A Preferred Securities (or the Successor Securities) to be downgraded by any nationally recognized statistical rating organization, as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and special rights of Holders of Series A Preferred Securities (including any Successor Securities) in any material respect,
(vi) such successor entity has a purpose substantially identical to that of the Partnership and (vii) prior to such merger, consolidation, amalgamation or replacement, PacifiCorp has received an opinion of nationally recognized independent counsel to the Partnership experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for Federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, PacifiCorp and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the limited liability of Holders of Series A Preferred Securities.

          IN WITNESS WHEREOF, the General Partner has executed this Action as of this _____ day of ______________, 1994.


                              GENERAL PARTNER:

                              PACIFICORP, an Oregon corporation



                              By: _____________________________
                                  Name: _______________________
                                  Title: ______________________

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